                                                                EXHIBIT 99.10(i)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to use our reports dated February 24, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of North America and February 5, 1998 with respect to the financial statements of The Manufacturers Life Insurance Company of North America Separate Account A, in Pre-Effective Amendment No. 1 to the Registration Statement (form N-4 File No. 333-38081) and in the Statement of Additional Information of The Manufacturers Life Insurance Company of North America Separate Account A.




                                                 Ernst & Young LLP


Boston, Massachusetts
March 13, 1998